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                               FORM 8-A/A

                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

               PURSUANT TO SECTION 12(b) OR (g) OF THE

                  SECURITIES EXCHANGE ACT OF 1934

                        Resource America, Inc.
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        (Exact name of registrant as specified in its charter)

               Delaware                                  72-0654145
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

               1521 Locust Street, Philadelphia, PA  19102
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         (Address of principal executive offices)  (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class              Name of each exchange on
      to be so registered              which each class is to
                                       be registered
              N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

          Class A Common Stock, par value $.01 per share
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                         (Title of class)

          Class B Common Stock, par value $.01 per share
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                         (Title of class)
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Item 1. Description of Registrant's Securites to be Registered
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        Descriptions of the Class A and Class B Common Stock, par value $.01 per share, of Resource America, Inc. are set forth in the section "Proposal to Amend the Company's Certificate of Incorporation to Effect a Division of its Common Stock into Two Classes - General" in the Company's Proxy Statement dated September 27, 1995 and, Exhibit A thereto, heretofore filed with the Securities and Exchange Commission. Such section is hereby incorporated herein by reference.

Item 2. Exhibits
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        1.  *Copy of all constituent instruments defining the rights of holders of each class of Common Stock


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*  Exhibit 1 has heretofore been filed as Exhibit A of registrant's Proxy
Statement dated September 27, 1995. Exhibit A of said Proxy Statement is hereby incorporated herein by reference.



                               SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  RESOURCE AMERICA, INC.


                                 By: /s/ Michael L. Staines
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                                         Michael L. Staines,
                                         Senior Vice President